                                                                   EXHIBIT 10.43

                 CONTRIBUTION AGREEMENT - BASIC ECONOMIC TERMS
                                 (LOMA SQUARE)

     The undersigned Transferor agrees to transfer the Property to the undersigned Transferee and Transferee agrees to accept the transfer on the following terms and conditions:

     1.      Incorporation by Reference.    All of the terms and conditions of:

             a. The General Conditions to Contribution Agreement (the "General Conditions");

             b. The Addenda to General Conditions to Contribution Agreement (the "Addenda");

             c. The Exhibits to General Conditions to Contribution Agreement (the "Exhibits"); and

             d. The Schedules to General Conditions to Contribution Agreement (the "Schedules") which are attached hereto are incorporated by reference herein as being the agreement of the undersigned.

     2.   Project.        LOMA SQUARE
          --------

     3.   Transferor.     HUGHES/LOMA SQUARE ASSOCIATES
          -----------

     4.   Transferee.     ALEXANDER HAAGEN PROPERTIES OPERATING PARTNERSHIP,
L.P., a California limited partnership.

     5.    Consideration to Transferor.          The total sum of $26,794,822/1/
           ---------------------------

which is comprised of the following elements:

          a.  Existing Debt                                        $21,422,461

          b.  Assumption fee to Prudential Insurance Company       $   190,000

          c.  Commission obligations of Transferor paid by         $   133,974
              Transferee and charged against Transferor
              (subject to change in Transferor's sole discretion, and as a charge solely to Transferor)

          d.  Transferor's share of Closing Costs (estimated)      $    25,000

          e.  Prorations charged against Transferor (estimated)    $     5,000

          f.  OP Units                                             $ 5,018,387

/1/ The Term Sheet Consideration of $27,372,980 has been reduced by $228,158 to offset for the above market interest rate of the Existing Debt against the Property and by $350,000 to compensate for Transferee's assumption of the toxic remediation on the Property, to the amount of $26,794,822.
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          g.  Cash                                                $0

          h.  Total OP Units and Cash (being the aggregate of
              the "Constituent Partner's Equity")                 $ 5,018,387
                                                                  -----------
          i.  Total Consideration                                 $26,794,822
                                                                  ===========

     The Total Consideration is subject to adjustment as provided herein and in the General Conditions, the Addenda, the Exhibits and the Schedules.

     6.  Allocation.  The OP Units and Cash (subject to adjustment as provided
         ----------
in the preceding sentence) will be allocated among the direct and indirect partners (the "Constituent Partners") of Transferor as follows:

                                                                                     Percentage
                                                                                   of the aggregate
                                                                                        of the
Name of                                                                              Constituent
Constituent                         OP Units                                          Partners'             allocated
 Partner:                             (in $):            Cash:       Total:            Equity:              debt:
---------                            -------             ------      -------           ------               -----

Hi-Loma                          $2,509,193                $0       $2,509,193         50.000%           $  600,000

Speer Family
 Partnership                     $2,509,194                $0       $2,509,194         50.000%           $8,000,000
                                 ----------                --       ----------        -------            ----------
Totals                           $5,018,387                $0       $5,018,387        100.000%           $8,600,000
                                 ==========                ==       ==========        =======            ==========



     7.   Special Provisions:
          -------------------

     a. Transferee will make a payment of principal on the existing debt against the Property so that the unpaid balance will be $19,000,000 at the Closing. As a condition to the Closing for the benefit of Transferee, Transferor, prior to the Closing Date, shall obtain a signed written statement from the holder of the Existing Debt (in such form and substance as shall be reasonably satisfactory to Transferee) (i) which will set forth the amount of unpaid principal, accrued but unpaid interest and fees payable to Lender in connection with the assumption of the Existing Debt; (ii) which will state that Lender will accept a pay down of principal to $19,000,000 (and the attendant fee, if any, in connection with such pay down which fee, if any, must be acceptable to Transferor and, if paid, will be charged against Transferor's Consideration); (iii) which will confirm the payment terms and maturity date of the Existing Debt; and (iv) which will confirm that the Existing Debt may be paid in full without penalty on February 15, 1999.

     b. Transferee will pay the assumption fee of Prudential Insurance Company (in the amount set forth at paragraph 5. b. or in such other amount as shall be approved by Transferor at or prior to the Closing Date) and all other reasonable fees of Prudential Insurance Company in connection with the assumption. Such payments made by Transferee shall be charged against the Transferor's Consideration.

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

          c. The effectiveness of this agreement is contingent upon Transferor being able to obtain the consent of Prudential Insurance Company to the arrangements described in subparagraphs 7.a. and 7.b., above.

          d. A portion of the Property is represented by a lease (the "Ground Lease") between Catherine Higdon and Edmund Baum, as Lessor, and W. Arnet Speer, as Lessee, dated November 14, 1961 as amended on December 8, 1961. Transferor and Transferee agree to execute and deliver an assignment and acceptance of the Ground Lease in such form as shall comply with the provisions of Subparagraphs 26.B and 26.C of the Ground Lease and as otherwise shall be reasonably requested by Transferee and satisfactory to the Title Company. Transferee shall notify Lessor of the assignment as required by Subparagraph 26.A of the Ground Lease. As a condition to Closing, Transferor shall obtain an estoppel certificate from the Lessor as to the terms and provisions of the Ground Lease in such form as shall be reasonably satisfactory to Transferee.

          e. The Consideration has been reduced by $350,000 to offset for the fact that Transferee, not Transferor, shall be solely responsible for remediation of soils contamination on the Property. Transferee agrees to indemnify and hold Transferor and its partners and affiliates harmless from obligations with respect to soils contamination on the Property and releases Transferor and its partners from any liability to Transferee with respect to soil contamination on the Property. As soon as invoices become available following the Closing, Transferee shall reimburse Transferor for expenditures made by Transferor pursuant to the Contract between Transferor and EST dated January 15, 1998 through the date of the Closing (but not in excess, however, of $40,000).

          f. Prior to the Closing Date Transferor will deposit the sum of $121,776 (the "Deposit") in a separate escrow account with Title Company pursuant to an Escrow Agreement (which shall be in form and substance reasonably satisfactory to Transferor and Transferee) which shall have the following basic provisions: (i) each month Title Company shall disburse to Transferee from the Deposit the amount of $6,998 (which is equivalent to and in lieu of rent in the amount of $5,880 and contribution to common area maintenance contributions of $1,118 on Space 10 C & D (the "Vacant Space")); (ii) if the Vacant Space is leased pursuant to a lease or leases which require expenditures for tenant improvements and leasing commissions, such expenditures shall be reimbursed to Transferee by Title Company from the Deposit; (iii) the disbursements under clause (i) shall be reduced to the extent that gross rents shall be received from the Vacant Space and shall cease at such time as Transferee shall commence receiving rents from Vacant Space in an amount equal to $6,998; (iv) when the expenditures under clause (ii) have been paid and rents commence as described in clause (iii), the balance of the Deposit shall be paid over by Title Company to Transferor; and (iv) if rents shall not have commenced on the Vacant Space in an amount equal to $6,998 within 1 year from the Closing Date, the balance of the Deposit then remaining shall be paid over to Transferee.

          g. Addendum V is supplemented as follows: The obligations of Speer Family Partnership and HI-Loma under their respective Conforming Guaranties shall be in the following ratio: Speer Family Partnership shall be solely responsible for the top $7,400,000 of the Constituent Partners' share of the amount by which Lender's Non-Guarantor Recovery (as said term is defined in Addendum VI) is less than the Aggregate Guaranties (as said term is defined in Addendum VI). After Speer Family Partnership has paid the initial $7,400,000 of the Constituent Partners' share of the amount by which Lender's Non-Guarantor Recovery is less than the Aggregate Guaranties, HI-Loma and

Speer Family Partnership shall each be responsible for $600,000 of the bottom $1,200,000 of the Constituent Partners' share of the amount by which Lender's Non-Guarantor Recovery is less than the Aggregate Guaranties, to be payable by HI-Loma and Speer Family Partnership proportionately. For example, if the Non Guarantor Recovery was $8,000,000 less than the Aggregate Guaranties of $8,600,000, and the Constituent Partners' share thereof is $8,000,000, Speer Family Partnership would pay the top $7,400,000 of the amount due and HI-Loma and Speer Family Partnership would each pay $300,000 of the bottom $600,000 of the amount due.

          h. The format for the contribution of the Property shall be as follows: Transferor will convey the Property to Transferee. Transferor will designate the Constituent Partners to be the recipients of the OP Units as is shown in paragraph 6 above. The Constituent Partners proportionately will assume the obligations of Transferor under the Representations and Warranties and Transferor will be released from liability under the Representations and Warranties. Notwithstanding the foregoing, each Constituent Partner shall be solely responsible for his own investment representations and investor suitability representations.

     Executed as of March 23, 1998.


Transferor:                       HUGHES/LOMA SQUARE ASSOCIATES,
                                  a California limited partnership

                                  By:  HI-Loma, a California general
                                       partnership, general partner

                                       By:  Hughes Investments, a California
                                            general partnership, general partner

                                            By:  WWH Investments, Inc., a
                                                 California corporation,
                                                 general partner

                                                 By:   _______________________
                                                       William W. Hughes, Jr.
                                                 Its:  President

Transferee:                       Alexander Haagen Properties Operating
                                  Partnership, L.P., a California limited
                                  partnership

                                  By:  Alexander Haagen Properties, Inc., a
                                       Maryland corporation, its General Partner

                                       By:  Fred Bruning
                                          ------------------------------

                                       Its: Senior Vice President
                                           ------------------------------

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                           AGREEMENT OF TITLE COMPANY

The undersigned executes this Agreement for the purposes of acknowledging its agreement to serve as escrow agent in accordance with the terms of this Agreement and to acknowledge receipt of the Earnest Money from the Transferee.



                                      First American Title Insurance Company


                                      By:
                                             ------------------------
                                      Its:
                                             ------------------------
                                      Date:  ________________________, 1998

                                      Escrow No. N 984018E

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